Exhibit 10.1

AMENDMENT TO MANAGEMENT INCENTIVE BONUS PLAN

THIS AMENDMENT TO MANAGEMENT INCENTIVE BONUS PLAN (this “Amendment”) is effective as of June 13, 2017, and amends the Management Incentive Bonus Plan (the “Plan”) of Boston Omaha Corporation, a Delaware corporation (the “Company”).

WHEREAS, pursuant to Section 3(a) of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) administers the Plan; and

WHEREAS, pursuant to Section 7 of the Plan, the Committee may amend the Plan in any respect.

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

1. Amendments. Effective upon the date hereof, the Plan shall be amended as follows:

(a) Section 2(a) of the Plan shall be deleted in its entirety and replaced with the following:

“(a) “Adjusted Stockholders’ Equity” shall mean the stockholders equity of the Company at the end of any fiscal year as determined by the Company’s independent auditors determined in accordance with generally accepted accounting principles as adjusted by excluding from such calculation any increase or decrease in stockholders’ equity resulting from issuances by the Company of its securities or securities of any subsidiary, purchases or redemptions of equity securities or other derivative securities or other changes in stockholders’ equity as a result of investing or financing activities. For the avoidance of doubt, Adjusted Stockholders’ Equity will be determined based only on income or losses from operations and not from investing activities or financing activities.”

2. Limitation. Except as expressly stated herein, all of the terms, covenants and provisions of the Plan shall otherwise remain unmodified and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. This Amendment is only effective at the specific time, in the specific instance and for the specific purpose for which it is given and shall not be effective for any other purpose, and shall not be deemed to be a waiver of, amendment of, or consent to or modifications of any other term or provision of the Plan.

[Signature page to follow]

IN WITNESS WHEREOF, the member of the Compensation Committee of the Board of Directors of Boston Omaha Corporation has executed this Amendment as of the date first written above.

By:	/s/ Bradford B. Briner
Name: Bradford B. Briner

[Signature Page to Amendment to Management Incentive Bonus Plan]